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ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

CSMC 2016-NXSR Commercial Mortgage Trust, Commercial Mortgage Pass Through

Certificates, Series 2016-NXSR (the “Trust”)

I, William A. Clarkson, on behalf of Torchlight Loan Services, LLC, as Special Servicer (the “Certifying Servicer”), certify to Credit Suisse Commercial Mortgage Securities Corp. each Other Depositor and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the preceding calendar year (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2. To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:  February 28, 2020

Torchlight Loan Services, LLC, as special servicer

By: /s/ William A. Clarkson

Name: William A. Clarkson

Title: Authorized Signatory